JOE C. NEAL & ASSOCIATES

PETROLEUM AND ENVIRONMENTAL ENGINEERING
CONSUTLANTS 300 NOTH MARIENFIELD, SUITE 200
MIDLAND, TX 79701
432-683-4371 FAX: 432-683-9379
E-Mail: info@joecneal.com

August 24, 2010

Doral Energy Corporation
3300 N A Street Building 2 Suite 218
Midland, Texas 79705

In accordance with your request, we have estimated the extent and value of certain domestic proved crude oil reserves owned by Doral Energy Corporation as of August 1, 2010. The properties to which proved reserves are attributable are located in Chaves County, New Mexico. The estimated reserves are based on a detailed study of certain properties owned by the "Company". During this study, we consulted freely with the officers and employees of the "Company" and were given access to such records, geological and engineering reports, and other data as were desired for examination. In preparation of this report, we have relied, without independent verification, upon information furnished by the "Company" with respect to property interest owned by it, production from such properties, current costs of operation, current prices for production agreements relating to current and future operation and various other information and data which were accepted as represented.

A summary of the Proved Developed Producing and Proved Undeveloped property interests evaluations are as follows:

Effective Date . . . . August 1, 2010

	Proved Developed Producing	Proved Undeveloped	Total
Net Reserves to Evaluated Interests:			
Oil, BBL-M	121	906	1,207
Future Net Revenue Before Severance Taxes, $ M 8,408	63,159	71,567	
Severance Taxes, $ M	595	4,472	5,067
Operating Costs, $ M	3,865	18,324	22,189
Capital Costs, $ M	0	20,396	20,396
Future Net Revenue: Undiscounted, $ M	3,948	19,967	23,915
Discounted Per Annum At 10 Percent, $ M	2,334	1,818	4,152

It was not considered necessary to make a field examination of the physical condition and operation of the properties in which the "Company" owns an interest.

We estimate the Net Proved Reserves, Future Net Revenue, and the Present Value of Future Net Revenue from the properties of the "Company" as of August 1, 2010 to be as follows:

Classification of Reserves	Oil and Condensate (MBBL)	Future Net Revenue (M$)	Present Discounted 10 Percent (M$)
Proved Developed			
Producing	121	3,948	2,334
Proved Developed	121	3,948	2,334
Proved Undeveloped	907	19,967	1,818
Total Proved	1,027	23,915	4,152

The following table sets forth the initial total Proved Reserves owned by the "Company" as of August 1, 2010.

Total Proved Reserves: Developed and Undeveloped	Net Liquid (MBBL)
Beginning of Period August 1, 2010	1,027
End of Period, August 1, 2010	1,027
Proved Developed Reserves	
End of Period, August 1, 2010	121

Tables 1 through 117 are summaries and lease reserves and economics projections for the evaluated properties. Specific table listings are detailed in the Table of Contents, which follows this letter.

The reserves evaluated in this report are classified as Proved. A definition of all reserves categories follows this letter. Reserves for the producing properties were determined by extrapolation of the production decline trends. Reserves for the Proved Undeveloped properties were determined by volumetric calculations Drainage calculations and/or by analogy with offset wells.

Doral purchased these Properties from Stearns and Enervest in 2010. Doral plans to drill 50

additional San Andres wells starting in 2011 and be finished by the end of 2013.

This study was performed using industry-accepted principles of engineering evaluation that are predicted on established scientific concepts. The application of such principles involves extensive judgments and is subject to changes in existing technical knowledge, economic condition, and statutory or regulatory provisions. Reserve evaluations may be imprecise due to inherent uncertainties and limitations in the database. Joe C. Neal & Associates reserves the right to alter the calculation of reserves discussed in this report, if corrections to this data are subsequently required.

The value estimated in this report is based on the assumptions that the properties are not negatively affected by the existence of hazardous substances or detrimental environmental conditions. We are experts in the identification of hazardous substances or detrimental environmental conditions, but have not been asked to perform an environmental study. It is possible that tests and inspections conducted by a qualified hazardous substance and environmental expert could reveal the existence of hazardous material and environmental conditions on or around the properties that would negatively affect the properties' value.

Property identification, expense and revenue interests, actual product prices, and operating expenses were provided by the "Company". This data was not verified by inspection of internal records and files, nor was a physical inspection made of the properties. Information regarding prices and the particular pricing categories under current governmental regulations was supplied by the "Company".

Net oil reserves are estimated quantities of crude oil attributed to the revenue interests of the "Company". Net income to the interests of the "Company" is the future net revenue after deduction of state and county taxes, operating expenses, and investments, if applicable. The resulting net income is before federal income tax and does not consider any encumbrances against the properties, if such exist. Minor variations in composite columns totals result from computer rounding. Values of the estimated net proved reserves are expressed in terms of future net revenue and present value of future net revenue. Future net revenues are calculated by deducting estimated operating expenses, capital costs, and severance and ad Valorem taxes from the future gross revenue.

Present value of future net revenue is calculated by discounting the future net revenue at the rate of ten percent (10%) per annum compounded monthly over the expected period of realization. The present value set forth in this report does not necessarily represent the fair market value of the evaluated interests.

A summary projection of the estimated future net revenue and present value of future net revenue of the Proved Reserves as of August 1, 2010 is as follows:

Year	Proved Developed Future Net Revenue	Discounted at 10%
	$	$
2011	539,260	515,519
2012	426,158	370,095
2013	359,159	283,453
Remaining	2,623,104	1,165,403
	3,947,681	2,334,470

Proved Undeveloped net revenue reflects estimated capital costs of $20,396,280.00 to drill and complete those wells.

Estimated reserves and future net income amounts presented in this report, as of August 1, 2010, are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based on the average price of oil at the first of the month for the preceding twelve month period. The benchmark price of $69.67 per barrel which has been adjusted by lease for gravity, transportation fees and regional price differentials. The oil price was held constant for the economic life of the properties as specified by the SEC. Oil volumes shown herein are expressed in barrels, which are equivalent to forty-two (42) United States gallons.

Operating expenses including direct and indirect overhead expenses were held constant for the life of the properties. Severance and ad Valorem taxes were deducted in the lease reserves and economics projections at the standard state rates.

Joe C. Neal & Associates is an Independent Petroleum Engineering Consulting Firm that has been providing Petroleum Consulting Services throughout the world for thirty five (35) years. Joe C. Neal & Associates does not have any financial interest, including stock ownership in Doral Energy Corporation. Our fees were not contingent on the results of our evaluation. Joe C. Neal & Associates has used all procedures and methods that it considered necessary to prepare this report.

This report is solely for the information of and assistance to the "Company" for their use in Securities and Exchange Commission filings. It is not to be used, circulated, quotes, or otherwise referred to for any purpose without the express written consent of the undersigned except as required by law. Data utilized in this report will be maintained in our files and is available for your use. It has been our privilege to serve you by preparing this evaluation.

DORAL ENERGY CORPORATION
GRAND TOTAL ALL RESERVES

DATE : 08/24/10
TIME : 14:10:24
DBS FILE : D21095
SETUP FILE : D21095
SEQ NUMBER : *****

R E S E R V E S   A N D   E C O N O M I C S

JOE C. NEAL & ASSOCIATES
PETRO.CONSULTANTS JCN/AN

AS OF DATE: 8/10

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	GROSS PRICES OIL $/B	GROSS PRICES GAS $/M	NET OPER REVENUES M$	SEV+ADV+ WP TAXES M$	NET OPER EXPENSES M$	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	CUM DISC NET INCOME M$
7-11	28.729	.000	17.470	.000	69.67	.000	1217.191	86.177	254.458	2064.800	-1188.244	-1102.690
7-12	61.028	.000	39.364	.000	69.67	.000	2742.572	194.174	364.852	5044.831	-2861.285	-3632.969
7-13	87.355	.000	57.902	.000	69.67	.000	4034.165	285.619	476.632	8313.069	-5041.154	-7560.136
7-14	131.000	.000	85.195	.000	69.67	.000	5935.773	420.253	696.093	4973.585	-154.157	-7752.226
7-15	102.729	.000	66.367	.000	69.67	.000	4623.927	327.374	723.002	.000	3573.550	-5419.274
7-16	85.943	.000	55.636	.000	69.67	.000	3876.298	274.442	713.126	.000	2888.731	-3706.121
7-17	76.166	.000	49.361	.000	69.67	.000	3439.087	243.487	708.629	.000	2486.971	-2365.733
7-18	69.374	.000	44.990	.000	69.67	.000	3134.597	221.930	705.417	.000	2207.251	-1284.443
7-19	64.303	.000	41.712	.000	69.67	.000	2906.164	205.756	705.417	.000	1994.990	-396.085
7-20	60.140	.000	39.000	.000	69.67	.000	2717.228	192.380	696.306	.000	1828.542	344.053
7-21	56.534	.000	36.638	.000	69.67	.000	2552.644	180.727	679.375	.000	1692.541	966.834
7-22	53.799	.000	34.883	.000	69.67	.000	2430.387	172.071	679.375	.000	1578.940	1494.965
7-23	51.235	.000	33.217	.000	69.67	.000	2314.325	163.854	679.375	.000	1471.095	1942.321
7-24	48.597	.000	31.497	.000	69.67	.000	2194.493	155.370	675.965	.000	1363.158	2319.174
7-25	46.027	.000	29.872	.000	69.67	.000	2081.235	147.351	673.078	.000	1260.805	2636.048
7-26	43.600	.000	28.330	.000	69.67	.000	1973.812	139.746	670.224	.000	1163.842	2901.967
7-27	41.152	.000	26.769	.000	69.67	.000	1865.092	132.049	661.011	.000	1072.033	3124.644
7-28	38.499	.000	25.112	.000	69.67	.000	1749.645	123.875	640.204	.000	985.566	3310.754
7-29	35.978	.000	23.531	.000	69.67	.000	1639.444	116.073	618.744	.000	904.627	3466.051
7-30	33.934	.000	22.235	.000	69.67	.000	1549.156	109.680	611.026	.000	828.449	3595.345
S TOT	1216.125	.000	789.081	.000	69.67	.000	54977.230	3892.388	12632.310	20396.280	18056.250	3595.345
AFTER	366.542	.000	238.120	.000	69.67	.000	16590.410	1174.601	9557.371	.000	5858.441	4152.322
TOTAL	1582.666	.000	1027.201	.000	69.67	.000	71567.650	5066.990	22189.680	20396.280	23914.690	4152.322

	OIL	GAS
GROSS WELLS	113.0	.0
GROSS ULT., MB & MMF	3728.634	.000
GROSS CUM., MB & MMF	2145.968	.000
GROSS RES., MB & MMF	1582.666	.000
NET RES., MB & MMF	1027.201	.000
NET REVENUE, M$	71567.630	.000
INITIAL PRICE, $	69.673	.000
INITIAL N.I., PCT.	64.697	.000

LIFE, YRS.	40.33
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	7.13
DISCOUNTED PAYOUT, YRS.	9.54
UNDISCOUNTED NET/INVEST.	2.17
DISCOUNTED NET/INVEST.	1.25
RATE-OF-RETURN, PCT.	17.72
INITIAL W.I., PCT.	75.771

P.W. %	P.W., M$
5.00	10353.480
10.00	4150.460
15.00	961.723
20.00	-805.663
25.00	-1829.034
30.00	-2432.275
40.00	-2982.283
60.00	-3071.515
80.00	-2807.637
100.00	-2504.457

TABLE 1

DORAL ENERGY CORPORATION
ONE-LINE SUMMARY

DATE: 08/24/10
TIME: 14:10:38
PAGE: 1
FILE: ONELINE2

R E S E R V E   A N D   E C O N O M I C   S U M M A R Y

TABLE	LEASE NAME	GROSS OIL MB	GROSS GAS MMF	NET OIL MB	NET GAS MMF	REVENUE TO INT. M$	OPER. EXPENSE M$	TOTAL INVEST. M$	BFIT NET INCOME M$	DISC NET INCOME M$
5	AMOCO FEDERAL #03	2.129	0.000	1.037	0.000	72.270	49.464	0.000	17.689	15.164
6	AMOCO FEDERAL #04	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
7	AMOCO FEDERAL #06	1.510	0.000	0.736	0.000	51.270	35.331	0.000	12.309	10.967
8	AMOCO FEDERAL #07	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
9	AMOCO FEDERAL #08	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
10	HAHN A FEDERAL #01	6.780	0.000	4.879	0.000	339.909	142.116	0.000	173.728	101.486
11	HAHN FEDERAL #01	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12	HAHN FEDERAL #06	6.323	0.000	4.550	0.000	316.980	199.543	0.000	94.995	76.460
13	HAHN FEDERAL #07	1.087	0.000	0.782	0.000	54.502	41.644	0.000	9.000	8.521
14	LOVELESS LQ STATE #01	0.082	0.000	0.047	0.000	3.244	2.907	0.000	0.108	0.107
15	LOVELESS LQ STATE #02	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
16	LOVELESS LQ STATE #03	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
17	LOVELESS LQ STATE #04	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
18	LOVELESS LQ STATE #06	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
19	LOVELESS LQ STATE #07	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
20	LOVELESS LQ STATE #08	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
21	LOVELESS SWD	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
22	MILLER FEDERAL #01	6.647	0.000	5.414	0.000	377.221	155.040	0.000	195.474	104.569
23	MILLER FEDERAL #03	4.700	0.000	3.829	0.000	266.758	126.768	0.000	121.104	71.219
24	MILLER FEDERAL #05	3.582	0.000	2.918	0.000	203.270	107.616	0.000	81.263	50.627
25	MILLER FEDERAL #06	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
26	MILLER FEDERAL #08	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
27	MOUNTAIN FEDERAL #02	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
28	MOUNTAIN FEDERAL #03	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
29	MOUNTAIN FEDERAL #06	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
30	NEW MEXICO BA STATE #01	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
31	NEW MEXICO BA STATE #03	2.184	0.000	1.911	0.000	133.138	64.500	0.000	59.211	36.989
32	NEW MEXICO BA STATE #04	0.040	0.000	0.035	0.000	2.445	2.000	0.000	0.272	0.267
33	NUCKOLS 24 #01	8.801	0.000	5.841	0.000	406.961	224.259	0.000	153.889	102.195
34	NUCKOLS 24 #02	11.938	0.000	7.924	0.000	552.054	263.584	0.000	249.384	151.318
35	PAUL LR #01	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
36	PAUL LR #02	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
37	PAUL LR #03	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
38	PAUL LR #04	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
39	PAUL LR #05	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
40	PAUL LR #07	0.009	0.000	0.005	0.000	0.316	0.286	0.000	0.008	0.008
41	SOUTHARD 26 #01	6.086	0.000	3.034	0.000	211.357	113.490	0.000	82.903	53.465
42	SOUTHARD 26 #02	4.734	0.000	2.360	0.000	164.399	96.264	0.000	56.496	38.496
43	SOUTHARD 26 #03	5.577	0.000	2.780	0.000	193.674	108.423	0.000	71.538	46.196
44	SOUTHARD A #01	6.989	0.000	2.257	0.000	157.259	81.358	0.000	64.767	40.955
45	SOUTHARD A #02	5.946	0.000	1.920	0.000	133.770	75.099	0.000	49.200	31.917
46	SOUTHARD A #03	5.525	0.000	1.784	0.000	124.315	63.687	0.000	51.826	35.827
47	STATE 32 #02	3.363	0.000	2.522	0.000	175.733	93.090	0.000	70.201	47.420
48	STATE 32 #03	3.086	0.000	2.314	0.000	161.231	88.305	0.000	61.511	42.094
49	STATE 32 #04	6.850	0.000	5.137	0.000	357.933	143.985	0.000	188.606	107.186
50	STATE 32 #05	1.489	0.000	1.117	0.000	77.807	51.765	0.000	20.533	16.208
51	STRANGE FEDERAL #01	1.433	0.000	1.213	0.000	84.491	48.670	0.000	29.839	22.553

R E S E R V E   A N D   E C O N O M I C   S U M M A R Y

TABLE	LEASE NAME	GROSS OIL MB	GROSS GAS MMF	NET OIL MB	NET GAS MMF	REVENUE TO INT. M$	OPER. EXPENSE M$	TOTAL INVEST. M$	BFIT NET INCOME M$	DISC NET INCOME M$
52	STRANGE FEDERAL #05	0.056	0.000	0.047	0.000	3.297	2.790	0.000	0.274	0.267
53	SUNRAY STATE #02	8.548	0.000	6.411	0.000	446.659	131.865	0.000	283.170	142.212
54	TOM 36 STATE #01	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
55	TOM 36 STATE #04	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
56	TOM 36 STATE #05	0.842	0.000	0.674	0.000	46.927	31.204	0.000	12.400	11.060
57	UNION SI FEDERAL #02	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
58	UNION SI FEDERAL #04	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
59	UNION SI FEDERAL #05	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
60	UNION SI FEDERAL #06	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
61	UNION SI FEDERAL #07	2.901	0.000	1.650	0.000	114.950	65.957	0.000	40.854	27.647
62	UNION SI FEDERAL #08	3.017	0.000	1.734	0.000	120.781	68.352	0.000	43.877	29.415
63	WATTAM FEDERAL #01	13.021	0.000	10.286	0.000	716.668	280.360	0.000	385.568	213.890
64	WATTAM FEDERAL #02	16.671	0.000	13.170	0.000	917.619	316.220	0.000	536.431	271.996
65	WATTAM FEDERAL #03	8.229	0.000	6.501	0.000	452.929	121.000	0.000	299.862	145.767
66	WATTAM FEDERAL #06	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
67	WATTAM FEDERAL #07	17.556	0.000	13.869	0.000	966.284	468.480	0.000	429.391	280.004
3	TOTAL PROVED DEVELOPED PRODUCING	177.731	0.000	120.688	0.000	8408.421	3865.422	0.000	3947.681	2334.472
68	PU AMOCO FEDERAL #01A	28.150	0.000	13.717	0.000	955.664	274.852	252.467	360.684	86.236
69	PU AMOCO FEDERAL #02A	28.150	0.000	13.717	0.000	955.663	274.852	252.467	360.684	85.553
70	PU AMOCO FEDERAL #03A	28.150	0.000	13.717	0.000	955.664	274.852	252.467	360.684	84.877
71	PU AMOCO FEDERAL #04A	28.150	0.000	13.717	0.000	955.664	274.852	252.467	360.684	84.205
72	PU AMOCO FEDERAL #05A	28.150	0.000	13.717	0.000	955.664	274.852	252.467	360.684	83.539
73	PU AMOCO FEDERAL #06A	28.150	0.000	13.717	0.000	955.664	274.852	252.467	360.684	82.878
74	PU HAHN FED #01A	28.428	0.000	20.455	0.000	1425.157	395.313	429.688	499.256	66.896
75	PU HAHN FED #02A	28.428	0.000	20.455	0.000	1425.156	395.313	429.688	499.256	66.367
76	PU HAHN FED #03A	28.428	0.000	20.455	0.000	1425.157	395.313	429.688	499.256	65.842
77	PU HAHN FED #04A	28.428	0.000	20.455	0.000	1425.157	395.313	429.688	499.256	65.321
78	PU HAHN FED #05A	28.428	0.000	20.455	0.000	1425.157	395.313	429.688	499.256	64.804
79	PU HAHN FED #06A	28.428	0.000	20.455	0.000	1425.157	395.313	429.688	499.256	64.291
80	PU HAHN FED #07A	28.428	0.000	20.455	0.000	1425.156	395.313	429.688	499.256	63.783
81	PU LOVELESS LQ ST #01A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	31.066
82	PU LOVELESS LQ ST #02A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	30.820
83	PU LOVELESS LQ ST #03A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	30.820
84	PU LOVELESS LQ ST #04A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	30.576
85	PU LOVELESS LQ ST #05A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	30.576
86	PU LOVELESS LQ ST #06A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	30.334
87	PU LOVELESS LQ ST #07A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	30.334
88	PU MILLER FED #01A	27.833	0.000	22.672	0.000	1579.604	472.650	550.000	445.119	10.305
89	PU MILLER FED #02A	27.833	0.000	22.672	0.000	1579.604	472.650	550.000	445.119	10.305
90	PU MILLER FED #03A	27.833	0.000	22.672	0.000	1579.604	472.650	550.000	445.119	10.224
91	PU MILLER FED #04A	27.833	0.000	22.672	0.000	1579.604	472.650	550.000	445.119	10.224
92	PU MILLER FED #05A	27.833	0.000	22.672	0.000	1579.605	472.650	550.000	445.119	10.143
93	PU PAUL LR #01A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	32.068
94	PU PAUL LR #02A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	31.815

R E S E R V E   A N D   E C O N O M I C   S U M M A R Y

TABLE -----	LEASE NAME	GROSS OIL MB------	GROSS GAS MMF-----	NET OIL MB------	NET GAS MMF-----	REVENUE TO INT. M$-------	OPER. EXPENSE M$------	TOTAL INVEST. M$------	BFIT NET INCOME M$-------	DISC NET INCOME M$-------
95	PU PAUL LR #03A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	31.815
96	PU PAUL LR #04A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	31.563
97	PU PAUL LR #05A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	31.563
98	PU PAUL LR #06A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	31.313
99	PU PAUL LR #07A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	31.313
100	PU PAUL LR #08A	28.191	0.000	15.933	0.000	1110.111	317.922	355.256	358.337	31.066
101	PU SOUTHARD 26 #01B	27.983	0.000	13.948	0.000	971.769	286.526	327.833	288.609	16.693
102	PU SOUTHARD 26 #02B	27.983	0.000	13.948	0.000	971.769	286.526	327.833	288.609	16.561
103	PU SOUTHARD 26 #03B	27.983	0.000	13.948	0.000	971.769	286.526	327.833	288.609	16.430
104	PU SOUTHARD 26 #04B	27.983	0.000	13.948	0.000	971.769	286.526	327.833	288.609	16.300
105	PU SOUTHARD 26 #05B	27.983	0.000	13.948	0.000	971.769	286.526	327.833	288.609	16.171
106	PU SOUTHARD 26 #06B	27.983	0.000	13.948	0.000	971.769	286.526	327.833	288.609	16.043
107	PU SOUTHARD 26 #07B	27.983	0.000	13.948	0.000	971.769	286.526	327.833	288.609	15.916
108	PU STRANGE FED #01A	28.025	0.000	23.710	0.000	1651.901	483.000	550.000	501.946	37.116
109	PU STRANGE FED #02A	28.025	0.000	23.710	0.000	1651.901	483.000	550.000	501.946	36.822
110	PU STRANGE FED #03A	28.025	0.000	23.710	0.000	1651.901	483.000	550.000	501.946	36.531
111	PU STRANGE FED #04A	28.025	0.000	23.710	0.000	1651.901	483.000	550.000	501.946	36.242
112	PU STRANGE FED #05A	28.025	0.000	23.710	0.000	1651.901	483.000	550.000	501.946	35.955
113	PU STRANGE FED #06A	28.025	0.000	23.710	0.000	1651.901	483.000	550.000	501.946	35.670
114	PU TOM 36 ST #01A	27.744	0.000	22.196	0.000	1546.420	468.050	550.000	418.883	0.650
115	PU TOM 36 ST #02A	27.744	0.000	22.196	0.000	1546.420	468.050	550.000	418.883	0.645
116	PU TOM 36 ST #03A	27.744	0.000	22.196	0.000	1546.419	468.050	550.000	418.883	0.640
117	PU TOM 36 ST #04A	27.744	0.000	22.196	0.000	1546.419	468.050	550.000	418.883	0.635
4	TOTAL PROVED UNDEVELOPED	1404.933	0.000	906.522	0.000	63159.233	18324.265	20396.289	19967.017	1817.855
1	GRAND TOTAL ALL RESERVES	1582.664	0.000	1027.210	0.000	71567.654	22189.687	20396.289	23914.598	4152.327

DORAL ENERGY CORPORATION
TOTAL PROVED DEVELOPED PRODUCING

DATE : 08/24/10
TIME : 14:10:14
DBS FILE : D21095
SETUP FILE : D21095
SEQ NUMBER : *****

RESERVES AND ECONOMICS

JOE C. NEAL & ASSOCIATES
PETRO.CONSULTANTS JCN/AN

AS OF DATE: 8/10

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	GROSS PRICES OIL $/B	GROSS PRICES GAS $/M	NET OPER REVENUES M$	SEV+ADV+ WF TAXES M$	NET OPER EXPENSES M$	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	CUM DISC NET INCOME M$
7-11	17.829	.000	11.973	.000	69.67	.000	834.209	59.062	235.887	.000	539.260	515.519
7-12	15.153	.000	10.103	.000	69.67	.000	703.898	49.836	227.905	.000	426.158	885.614
7-13	13.197	.000	8.746	.000	69.67	.000	609.386	43.145	207.083	.000	359.159	1169.067
7-14	12.127	.000	8.023	.000	69.67	.000	558.983	39.576	207.083	.000	312.324	1393.115
7-15	11.163	.000	7.394	.000	69.67	.000	515.135	36.472	202.795	.000	275.868	1573.002
7-16	10.240	.000	6.790	.000	69.67	.000	473.082	33.494	192.918	.000	246.669	1719.216
7-17	9.521	.000	6.339	.000	69.67	.000	441.657	31.269	188.422	.000	221.966	1838.821
7-18	8.911	.000	5.953	.000	69.67	.000	414.752	29.364	185.210	.000	200.178	1936.881
7-19	8.441	.000	5.642	.000	69.67	.000	393.106	27.832	185.210	.000	180.064	2017.071
7-20	7.805	.000	5.211	.000	69.67	.000	363.040	25.703	176.099	.000	161.238	2082.352
7-21	7.048	.000	4.688	.000	69.67	.000	326.604	23.124	159.168	.000	144.313	2135.458
7-22	6.678	.000	4.445	.000	69.67	.000	309.667	21.924	159.168	.000	128.575	2178.492
7-23	6.327	.000	4.214	.000	69.67	.000	293.613	20.788	159.168	.000	113.657	2213.069
7-24	5.935	.000	3.944	.000	69.67	.000	274.817	19.457	155.758	.000	99.602	2240.618
7-25	5.497	.000	3.696	.000	69.67	.000	257.542	18.234	152.871	.000	86.437	2262.353
7-26	5.097	.000	3.463	.000	69.67	.000	241.305	17.084	150.017	.000	74.203	2279.318
7-27	4.574	.000	3.146	.000	69.67	.000	219.210	15.520	140.803	.000	62.887	2292.390
7-28	3.751	.000	2.670	.000	69.67	.000	186.057	13.173	119.996	.000	52.888	2302.384
7-29	2.967	.000	2.211	.000	69.67	.000	154.035	10.906	98.536	.000	44.593	2310.044
7-30	2.573	.000	1.981	.000	69.67	.000	138.017	9.772	90.819	.000	37.427	2315.890
S TOT	164.834	.000	110.634	.000	69.67	.000	7708.115	545.735	3394.915	.000	3767.465	2315.890
AFTER	12.897	.000	10.051	.000	69.67	.000	700.304	49.582	470.506	.000	180.216	2334.470
TOTAL	177.731	.000	120.685	.000	69.67	.000	8408.419	595.316	3865.421	.000	3947.681	2334.470

	OIL	GAS
GROSS WELLS	63.0	.0
GROSS ULT., MB & MMF	2323.699	.000
GROSS CUM., MB & MMF	2145.968	.000
GROSS RES., MB & MMF	177.731	.000
NET RES., MB & MMF	120.685	.000
NET REVENUE, M$	8408.420	.000
INITIAL PRICE, $	69.672	.000
INITIAL N.I., PCT.	66.814	.000

LIFE, YRS.	40.33
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	.00
DISCOUNTED PAYOUT, YRS.	.00
UNDISCOUNTED NET/INVEST.	.00
DISCOUNTED NET/INVEST.	.00
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	81.300

P.W. %	P.W., M$
5.00	2924.182
10.00	2332.609
15.00	1952.786
20.00	1690.038
25.00	1497.958
30.00	1351.507
40.00	1142.800
60.00	897.769
80.00	757.245
100.00	665.282

TABLE 3

DORAL ENERGY CORPORATION
TOTAL PROVED UNDEVELOPED

DATE : 08/24/10
TIME : 14:10:23
DBS FILE : D21095
SETUP FILE : D21095
SEQ NUMBER : *****

R E S E R V E S   A N D   E C O N O M I C S

JOE C. NEAL & ASSOCIATES
PETRO.CONSULTANTS JCN/AN

AS OF DATE: 8/10

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	GROSS PRICES OIL --$/B--	GROSS PRICES GAS --$/M--	NET OPER REVENUES ----M$----	SEV+ADV+ WF TAXES ---M$---	NET OPER EXPENSES ----M$----	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	CUM DISC NET INCOME ----M$----
7-11	10.901	.000	5.497	.000	69.67	.000	382.982	27.115	18.570	2064.800	-1727.503	-1618.209
7-12	45.874	.000	29.261	.000	69.67	.000	2038.674	144.338	136.947	5044.831	-3287.443	-4518.583
7-13	74.158	.000	49.155	.000	69.67	.000	3424.779	242.474	269.550	8313.069	-5400.313	-8729.204
7-14	118.874	.000	77.172	.000	69.67	.000	5376.790	380.677	489.010	4973.585	-466.481	-9145.342
7-15	91.566	.000	58.973	.000	69.67	.000	4108.792	290.902	520.207	.000	3297.582	-6992.277
7-16	75.703	.000	48.846	.000	69.67	.000	3403.216	240.948	520.207	.000	2642.061	-5425.337
7-17	66.645	.000	43.022	.000	69.67	.000	2997.430	212.218	520.207	.000	2265.005	-4204.554
7-18	60.463	.000	39.038	.000	69.67	.000	2719.845	192.565	520.207	.000	2007.073	-3221.325
7-19	55.862	.000	36.070	.000	69.67	.000	2513.058	177.924	520.207	.000	1814.926	-2413.157
7-20	52.335	.000	33.789	.000	69.67	.000	2354.188	166.676	520.207	.000	1667.304	-1738.299
7-21	49.486	.000	31.950	.000	69.67	.000	2226.039	157.604	520.207	.000	1548.228	-1168.635
7-22	47.121	.000	30.438	.000	69.67	.000	2120.720	150.147	520.207	.000	1450.366	-683.528
7-23	44.908	.000	29.003	.000	69.67	.000	2020.712	143.066	520.207	.000	1357.438	-270.749
7-24	42.663	.000	27.553	.000	69.67	.000	1919.676	135.913	520.207	.000	1263.556	78.556
7-25	40.529	.000	26.175	.000	69.67	.000	1823.692	129.117	520.207	.000	1174.368	373.695
7-26	38.503	.000	24.866	.000	69.67	.000	1732.508	122.662	520.207	.000	1089.639	622.648
7-27	36.578	.000	23.623	.000	69.67	.000	1645.882	116.528	520.207	.000	1009.146	832.255
7-28	34.749	.000	22.442	.000	69.67	.000	1563.588	110.702	520.207	.000	932.679	1008.370
7-29	33.011	.000	21.320	.000	69.67	.000	1485.409	105.167	520.207	.000	860.034	1156.007
7-30	31.361	.000	20.254	.000	69.67	.000	1411.139	99.909	520.207	.000	791.022	1279.455
S TOT	1051.290	.000	678.447	.000	69.67	.000	47269.120	3346.654	9237.395	20396.280	14288.790	1279.455
AFTER	353.645	.000	228.069	.000	69.67	.000	15890.110	1125.020	9086.864	.000	5678.224	1817.852
TOTAL	1404.935	.000	906.516	.000	69.67	.000	63159.230	4471.674	18324.260	20396.280	19967.010	1817.852

	OIL	GAS
GROSS WELLS	50.0	.0
GROSS ULT., MB & MMF	1404.935	.000
GROSS CUM., MB & MMF	.000	.000
GROSS RES., MB & MMF	1404.935	.000
NET RES., MB & MMF	906.516	.000
NET REVENUE, M$	63159.220	.000
INITIAL PRICE, $	69.673	.000
INITIAL N.I., PCT.	64.552	.000

LIFE, YRS.	39.33
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	8.37
DISCOUNTED PAYOUT, YRS.	13.78
UNDISCOUNTED NET/INVEST.	1.98
DISCOUNTED NET/INVEST.	1.11
RATE-OF-RETURN, PCT.	13.24
INITIAL W.I., PCT.	75.392

P.W. %	P.W., M$
5.00	7429.302
10.00	1817.851
15.00	-991.063
20.00	-2495.702
25.00	-3326.993
30.00	-3783.782
40.00	-4125.083
60.00	-3969.284
80.00	-3564.882
100.00	-3169.739

TABLE 4

Yours Very Truly,

Joe C. Neal & Associates

Joe C. Neal & Associates
Licensed Professional Engineer
Registration Number: 23238
Registered Professional Engineering Firm
Registration Number: F-001308